As filed with the Securities and Exchange Commission on August 12, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUN HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-0410612
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400

Irvine, California 92612

(949) 255-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Newman, Esq.

Executive Vice President and General Counsel

Sun Healthcare Group, Inc.

18831 Von Karman, Suite 400

Irvine, California 92612

(949) 255-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andor D. Terner, Esq.

John-Paul Motley, Esq.

O’Melveny & Myers LLP

610 Newport Center Dr., Suite 1700

Newport Beach, California 92660

(949) 760-9600

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-150561

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filed, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, par value $0.01 per share	$40,000,000	$2,852

(1)	This registration statement covers an indeterminate number of shares of common stock of Sun Healthcare Group, Inc. as may from time to time be issued at indeterminate prices, in United States dollars or the equivalent thereof in any other currency, composite currency or currency unit, as shall result in an aggregate initial offering price for all securities in an amount not to exceed $40,000,000.
(2)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. The $40,000,000 aggregate amount being registered is in addition to the $200,000,000 aggregate amount originally registered, all of which remains available for issuance, under the Registrant’s registration statement on Form S-3 (File No. 333-150561).
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 solely to register an additional $40,000,000 of the registrant’s common stock, par value $0.01 per share. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the registrant’s Registration Statement on Form S-3 (File No. 333-150561), originally filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2008 and declared effective by the Commission on May 14, 2008, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on August 12, 2010.

SUN HEALTHCARE GROUP, INC.

By:	/s/ MICHAEL NEWMAN
Michael Newman
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard K. Matros	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 12, 2010

* L. Bryan Shaul	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2010

* Gregory S. Anderson	Director	August 12, 2010

* Tony M. Astorga	Director	August 12, 2010

* Christian K. Bement	Director	August 12, 2010

* Michael J. Foster	Director	August 12, 2010

* Barbara B. Kennelly	Director	August 12, 2010

* Steven M. Looney	Director	August 12, 2010

* Milton J. Walters	Director	August 12, 2010

*By:	/s/ MICHAEL NEWMAN
Michael Newman
Attorney-in-Fact

Exhibit Index

Exhibit No.	Description

5.1	Opinion of O’Melveny & Myers LLP.

23.1	Consent of PricewaterhouseCoopers LLP (Sun Healthcare Group, Inc.).

23.2	Consent of PricewaterhouseCoopers LLP (Sun Real Estate Properties).

23.3	Consent of Ernst & Young LLP.

23.4	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-3 (File No. 333-150561) filed with the Commission on May 1, 2008, which was declared effective by the Commission on May 14, 2008, and incorporated by reference herein).